UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HIGHLAND HOSPITALITY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	57-1183293
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8405 Greensboro Drive, Suite 500 McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.875% Series A Cumulative Redeemable Preferred Stock (Liquidation Preference $25.00 Per Share)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-121341

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered

The information set forth under the heading “Description of the Series A Preferred Stock” in the Registrant’s prospectus supplement dated September 22, 2005 and under the heading “Description of Preferred Stock” in the Registrant’s prospectus dated December 30, 2004, filed simultaneously with the Securities and Exchange Commission on September 23, 2005 under Rule 424(b)(5) as a form of prospectus used after the effectiveness of the Registrant’s registration statement on Form S-3 (Registration No. 333-121341) covering the offer and sale of shares of the class of the securities to be registered hereby, is incorporated herein by reference.

Item 2.	Exhibits

The exhibits to this registration statement are listed in the Exhibit Index, which appears after the signature page and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HIGHLAND HOSPITALITY CORPORATION

Date: September 26, 2005	By:	/s/ DOUGLAS W. VICARI
Douglas W. Vicari
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment and Restatement of Highland Hospitality Corporation (incorporated by reference to Exhibit 3.1 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2003)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2003)

4.1	Articles Supplementary of the Registrant relating to the 7.875% Series A Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on September 27, 2005)

4.2	Form of certificate evidencing the 7.875% Series A Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed on September 27, 2005)